Exhibit 99.1

Pineapple Express Cannabis Company Executes Substantial Revenue Generating Contract Regarding Multiple Cannabis Dispensaries

Company signs contract to receive 5% of all sales at 7 retail dispensaries in Los Angeles

LOS ANGELES, CA – June 11, 2024 – Pineapple Express Cannabis Company (OTC: PNXP) (the “Company” or “Pineapple Express”), a publicly traded company, today announced that its wholly owned subsidiary, Ananas Growth Ventures (“AGV”), has signed a revenue generating contract with Pineapple Consolidated, Inc. to receive 50% of its management fee revenue related to multiple legal cannabis retail operations in Los Angeles, in exchange for a $5 million-dollar promissory note. The contract, which has been in the works for weeks, is effective as of April 20, 2024, but was ratified by the board of directors of the Company and signed on June 10, 2024.

The deal involves operational and to be operational retail dispensaries in Hollywood, Venice Blvd., Van Nuys, Echo Park, Ventura Blvd, Northridge, and the Beverly Grove area of Los Angeles. The contract calls for the Company to directly receive half of the management fees collected by Pineapple Consolidated, Inc., which amounts to 10% of retail sales collected per location resulting in 5% of all retail sales going to the Company. In exchange, Ananas Growth Ventures has issued a $5 million-dollar promissory note to Pineapple Consolidated, Inc., bearing 1% interest per year, and payable at the Company’s and AGV’s discretion with a maturity date of April 20, 2029.

“This is a key moment in our maturation as a company. Having the ability to directly generate revenue while keeping our overhead nominal is the key to operating a sustainable and profitable business, said CEO and Chairman, Matthew Feinstein. “This is all happening on the heels of the imminent cannabis rescheduling which will put an end to cannabis prohibition in the United States, similar to what the nation experienced during the 1930’s with alcohol. Nearly 100 years later and history is repeating itself, but this time with cannabis,” Feinstein added.

About Pineapple Express Cannabis Company

Pineapple Express Cannabis Company is based in Los Angeles, California. The Company’s operating subsidiary, Ananas Growth Ventures, serves as an incubator, helping early-stage ventures and startups in the cannabis sector through funding, mentoring, and training. The Company is engaged in legal cannabis retail under the brand name of Pineapple Express though its 50% owned asset, Pineapple Consolidated Inc. (pineappleconsolidated.com), which owns and manages retail cannabis ventures under the Pineapple Express name and via www.PineappleExpress.com. Pineapple Consolidated seeks to become the leading portfolio management company in the U.S. cannabis industry. Pineapple Express is working to rapidly increase its footprint throughout California and looking to scale into underdeveloped markets.

Forward-Looking Statements:

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “might”, “will”, “will likely result”, “would”, “should”, “could”, continue”, “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein.

Company Contact:

Matthew Feinstein, CEO, President and Interim CFO

Pineapple Express Cannabis Company

Office: 888-245-5703